Exhibit 26(h)i.c)1)

First Amendment to SL-18 Fund Participation Agreement

Massachusetts Mutual Life Insurance Company (the “Company”) has entered into a certain SL-18 Fund Participation Agreement dated as of February 1, 2017 (the “Agreement”) with BlackRock Investments, LLC and BlackRock Variable Series Funds, Inc. (“BVSF”) relating to certain series of BVSF (the “Portfolios”) pursuant to which the Company engages in purchase, redemption and related transactions in the Portfolios on behalf of certain separate accounts of the Company.

WHEREAS, in connection with a reconfiguration of the boards of directors/trustees of certain BlackRock-advised funds, effective September 17, 2018 (the “Closing), three Portfolios of BVSF, BlackRock High Yield V.I. Fund, BlackRock Total Return V.I. Fund and BlackRock U.S. Government Bond V.I. Fund, reorganized into a newly-created series of a newly-organized Maryland corporation, BlackRock Variable Series Funds II, Inc. (“BVSF II”).

WHEREAS, effective on or about October 29, 2018, the Portfolios of BVSF: BlackRock Small Cap Index V.I. Fund and BlackRock International Index Fund (the “New Portfolios”) will be made available for purchases by certain separate accounts;

WHEREAS, the Company desires to make the New Portfolios available for purchase, redemption, and related transactions of behalf of certain separate accounts of the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is amended as follows:

1.              As of the Closing, all references to the “Fund” shall include BVSF II, and BVSF II shall become a party to the Agreement, bound by its terms in all respects to the same extent as BVSF,

2.              As of the Closing, Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto,

3.              Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto; and

4.              All references to “SL-18” in the Agreement are hereby deleted.

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The Company agrees that to the extent it accepts fees or executes transactions pursuant to the Agreement after the Closing, the Company will be deemed to have agreed to the terms of this Amendment. To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

Agreed and Accepted:

Firm Name:	Massachusetts Mutual Life Insurance Company	Firm Name:	BlackRock Investments, LLC
Signature:	/s/ Tina M. Wilson	Signature:	/s/Jonathen Mero
Name:	Tina M. Wilson	Name:	Jonathen Mero
Title:	Senior Vice President	Title:	Director
Dated:	12/11, 2018	Dated:	January 28, 2019

Firm Name:	BlackRock Variable Series Funds, Inc.	Firm Name:	BlackRock Variable Series Funds II, Inc.
Signature:	/s/ Charles Park	Signature:	/s/ Charles Park
Name:	Charles Park	Name:	Charles Park
Title:	Chief Compliance Officer	Title:	Chief Compliance Officer
Dated:	January 24, 2019	Dated:	January 24, 2019

Schedule A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc. and/or BlackRock Variable Series Funds II, Inc.

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc. now or in the future offered to Separate Accounts of Massachusetts Mutual Life Insurance Company, including, but not limited to:

BlackRock Variable Series Funds, Inc.

Fund Name	Class	CUSIP	Ticker
Equity Funds
BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI
BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII
BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII

BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Managed Volatility V.I. Fund	III	09253L306	ABIII

Fund Name	Class	CUSIP	Ticker
Index Funds
BlackRock International Index V.I. Fund	I	09253L355	BIIVX
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII
BlackRock S&P 500 Index V.I. Fund	III	09253L652	IVIII
BlackRock Small Cap Index V.I. Fund	I	09253L348	BSIVX

Fund Name	Class	CUSIP	Ticker
Money Market Fund*
BlackRock Government Money Market V.I. Fund	I	09253L876	DMMKI

* No fees shall be paid for the Money Market Fund.

BlackRock Variable Series Funds II, Inc.

Fund Name	Class	CUSIP	Ticker
Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09258X107	HICUI
BlackRock High Yield V.I. Fund	III	09258X206	HCIII
BlackRock Total Return V.I. Fund	I	09258X305	CRBDI
BlackRock Total Return V.I. Fund	III	09258X404	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09258X503	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09258X602	GBIII

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